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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 1, 2005

Dear Shareholder,

        You are cordially invited to attend the 2005 Annual Meeting of Shareholders of Charles River Laboratories International, Inc. (the "Company") to be held at 10:00 a.m. on Monday, May 9, 2005, at Charles River Laboratories International, Inc., 255 Ballardvale St., Wilmington, Massachusetts 01887.

        At the Annual Meeting, eight persons will be elected to the Board of Directors. The Company will also seek shareholder approval of amendments to the 2000 Incentive Plan to increase the number of shares available for issuance under the Plan by 3,600,000 shares and to provide that shares related to cancelled awards will return to the Plan following such cancellation and be available for future grants. The number of additional shares is required in order to provide for our increased employee base, which grew significantly from approximately 5,000 to 8,000 employees following our acquisition of Inveresk Research Group in October 2004. In addition to the election of directors and approval of the Plan amendments, the Company will also ask shareholders to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for fiscal 2005. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the Annual Meeting.

        Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, we urge you to complete, sign, date and return the enclosed proxy card promptly in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting.

Sincerely,

James C. Foster Chairman, Chief Executive Officer and President

YOUR VOTE IS IMPORTANT.
PLEASE RETURN YOUR PROXY PROMPTLY.

CHARLES RIVER LABORATORIES
INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held on May 9, 2005

To the Shareholders of
Charles River Laboratories International, Inc.

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Charles River Laboratories International, Inc., a Delaware corporation (the "Company"), will be held on Monday, May 9, 2005, at Charles River Laboratories International, Inc., 255 Ballardvale St., Wilmington, MA 01887, at 10:00 a.m., for the following purposes:

  1.
  To elect eight members to the Board of Directors to hold office until the next Annual Meeting of Shareholders.

  2.
  To approve amendments to the Company's 2000 Incentive Plan to increase the number of shares of Common Stock available for issuance thereunder from 6,289,000 to 9,889,000 and to provide that shares related to cancelled awards will return to the Plan following such cancellation and be available for future grants.

  3.
  To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2005.

  4.
  To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

        The Board of Directors has fixed the close of business on March 11, 2005 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof.

        All shareholders are cordially invited to attend the Annual Meeting. Attendance at the Annual Meeting will be limited to shareholders and those holding proxies from shareholders.

By Order of the Board of Directors

Joanne P. Acford Corporate Secretary
April 1, 2005

Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

CHARLES RIVER LABORATORIES
INTERNATIONAL, INC.
251 Ballardvale Street
Wilmington, MA 01887
(978) 658-6000

PROXY STATEMENT

For Annual Meeting of Shareholders
To be Held May 9, 2005

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Charles River Laboratories International, Inc., a Delaware corporation (the "Company"), of proxies, in the accompanying form, to be used at the Annual Meeting of Shareholders to be held at Charles River Laboratories International, Inc. 255 Ballardvale St., Wilmington, Massachusetts on Monday, May 9, 2005, at 10:00 a.m., and any adjournments thereof (the "Meeting"). The Notice of Meeting, this Proxy Statement, the enclosed Proxy and the Company's Annual Report to Shareholders for the year ended December 25, 2004 are being mailed to shareholders on or about April 1, 2005.

        When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the Meeting in accordance with the directions noted thereon. If no direction is indicated on the proxy, the shares represented thereby will be voted for the election of the Board's nominees as directors and in favor of the proposed amendments to the 2000 Incentive Plan and the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for fiscal 2005.

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any shareholder who has executed a proxy but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock is necessary to constitute a quorum at the Meeting. Votes of shareholders of record who are present at the Meeting in person or by proxy, abstentions, and broker non-votes (as defined below) are counted as present or represented at the Meeting for purposes of determining whether a quorum exists.

        If you hold your shares of Common Stock through a broker, bank or other representative, generally the broker or your representative may only vote the Common Stock that it holds for you in accordance with your instructions. However, if it has not timely received your instructions, the broker or your representative may vote on certain matters for which it has discretionary voting authority. If a broker or your representative cannot vote on a particular matter because it does not have discretionary voting authority, this is a "broker non-vote" on that matter. Broker non-votes are not counted for the purpose of electing directors, approving the proposal to amend the 2000 Incentive Plan or approving the ratification of the independent auditors.

        The close of business on March 11, 2005 has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the Meeting. As of the close of business on March 11, 2005, the Company had 66,127,501 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock at the close of business on the record date are entitled to one vote per share on all matters to be voted on by shareholders.

        The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock of the Company for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, facsimile and personal solicitation by the Directors, officers or employees of the Company. No additional compensation will be paid for such solicitation. The Company has retained Georgeson Shareholder Communication, Inc. to assist in the solicitation of proxies at a cost of approximately $10,000 plus reimbursement of expenses.

Votes Required

        Nominees for election as directors at the Meeting will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting. Withholding authority to vote for a nominee for director will have no effect on the outcome of the vote. The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required to approve the proposed amendments to the Company's 2000 Incentive Plan and to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2005.

        Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be voted in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on any matter that requires the affirmative vote of a plurality or a majority of the shares voting on the matter.

PROPOSAL ONE
ELECTION OF DIRECTORS

        Under the Company's By-laws, the number of members of the Company's Board of Directors is fixed from time to time by the Board of Directors but may be increased or decreased either by the shareholders or by the majority of directors then in office. Directors serve in office until the next annual meeting of shareholders and until their successors have been elected and qualified or until their earlier death, resignation or removal.

        The Board of Directors has voted to nominate Mr. James C. Foster, Mr. Stephen D. Chubb, Mr. George E. Massaro, Ms. Linda McGoldrick, Dr. George M. Milne, Jr., Mr. Douglas E. Rogers, Dr. Samuel O. Thier and Mr. William H. Waltrip for election at the Meeting. There are no family relationships between any of the Company's directors or executive officers.

        Unless authority to vote for any of the nominees named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of such nominees. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in that nominee's place. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve.

The Board unanimously recommends a vote "FOR" the election of each of these nominees for Directors.

NOMINEES FOR DIRECTORS

Name and Age as of the 2005 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships

James C. Foster	54
		Joined us in 1976 as General Counsel. Over the past 28 years, Mr. Foster has held various staff and managerial positions, with Mr. Foster being named our President in 1991, Chief Executive Officer in 1992 and Chairman in 2000. Mr. Foster has been a Director since 1989.

Stephen D. Chubb	61
		Chairman, Director and Chief Executive Officer of Matritech, Inc., a leading developer of proteomics-based diagnostic products for the early detection of cancer, since its inception in 1987. He is also a certified public accountant. Previously, Mr. Chubb served as President and Chief Executive Officer of T Cell Sciences, Inc. and as President and Chief Executive Officer of Cytogen Corp. Mr. Chubb serves as Vice Chairman of the Board of Mount Auburn Hospital in Cambridge, Massachusetts. From February 1999 to May 2002, Mr. Chubb served as a director of i-Stat Corporation, a manufacturer of diagnostic instruments. Mr. Chubb has been a Director since 1994.

George E. Massaro	57
		Chief Operating Officer and a director of Huron Consulting Group, Inc., a management consulting company, since May 2004, and Chief Operating Officer of Huron Consulting Services LLC since June 2003. Previously, Mr. Massaro had been a Managing Director of Huron Consulting Services LLC from August 2002 to May 2004. Prior to joining Huron, he was the Managing Partner of Arthur Andersen's New England practice from 1998 to 2002. Mr. Massaro has more than 33 years of accounting and auditing experience with expertise in a broad range of areas. Mr. Massaro is a certified public accountant and has been a Director since 2003.

Linda McGoldrick	50
		Chairman of the Board of Directors of Financial Health Associates International, a healthcare management consulting concern, which Ms. McGoldrick founded in 1985. From 2001 to 2003, she served as Senior Vice President and National Development Director for the Healthcare and Life Sciences Industry Practices at Marsh-MMC Companies. Ms. McGoldrick served as Board Member and International Operations and Marketing Director of Veos plc, a European medical devices company from 1999 to 2001, and was Managing Director Europe for Kaiser Permanente International. She serves on the Board of Axis Shield Group plc, a pan Nordic and European diagnostics company. Ms. McGoldrick has been a Director since 2004.

George M. Milne, Jr.	61
		Retired from Pfizer Inc. in 2002 after working at the company in research and management positions for nearly 32 years, including Executive Vice President of Global Research and Development and President of Central Research, with global responsibility for Human and Veterinary Medicine R&D. Dr. Milne serves as a director of Mettler-Toledo International, Inc., Conor Medsystems, Inc., and Aspreva Pharmaceutical Corporation, and is a venture partner of Radius Ventures LLC. Dr. Milne has been a Director since 2002.

Douglas E. Rogers	50
		Partner and founding member of Blackstone Healthcare Partners LLC, the healthcare division of The Blackstone Group, a private investment bank, since April 2003. Mr. Rogers has extensive experience in health care private equity investing and investment banking, including as Managing Director of Donaldson Lufkin & Jenrette's Merchant Banking Group and Managing Director of Credit Suisse First Boston's Private Equity Group. Previously, Mr. Rogers was a Vice President at Kidder Peabody & Co., Senior Vice President at Lehman Brothers and head of US Investment Banking at Baring Brothers. Mr. Rogers serves as a director of Computerized Medical Systems, Inc., Gerresheimer Group GmbH, and previously served on our Board from 1999 until 2001. Mr. Rogers has been a Director since 2002.

Samuel O. Thier	67
		Professor of Medicine and Professor of Health Care Policy at Harvard Medical School, Massachusetts General Hospital. In December 2002, Dr. Thier retired from Partners HealthCare System, Inc. where he had been Chief Executive Officer since July 1996. Previously, he served as Chief Executive Officer of MGH Corporation from 1994 to 1997, President of Massachusetts General Hospital from 1994 through 1996, and as President of Brandeis University from 1991 to 1994. He has served as President of the Institute of Medicine, National Academy of Sciences, and is a Fellow of the American Academy of Arts and Sciences. Dr. Thier is a director of Merck & Co., Inc. and the Federal Reserve Bank of Boston, an Overseer of TIAA-CREF, and a Trustee of The Commonwealth Fund. Dr. Thier has been a Director since 2000.

William H. Waltrip	67
		Retired Chairman and Chief Executive Officer of Bausch & Lomb, Inc. Mr. Waltrip was Chairman of the Board of Directors of Technology Solutions Company from 1993 to 2003. Previously, Mr. Waltrip served as Chief Executive Officer of Technology Solutions Company, as Chairman and Chief Executive Officer of Biggers Brothers, Inc., and as President and Chief Operating Officer of IU International Corporation. He was also previously President, Chief Executive Officer and a director of Purolator Courier Corporation. He is a director of Bausch & Lomb, Thomas & Betts Corporation and Theravance, Inc. Mr. Waltrip has been a Director since 1996.

Corporate Governance

        We are committed to operating our business with integrity and accountability. We complied with all of the New York Stock Exchange (the "NYSE") corporate governance standards prior to their approval by the Securities and Exchange Commission (the "SEC"). All of our Board members, other than Mr. Foster who is also Chief Executive Officer and President of the Company, are independent and have no significant financial, business or personal ties to the Company or management and all of our Board committees are composed of independent directors. In 2002, the Board adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics which has been communicated to employees and posted on our website. We have always been diligent in complying with established accounting principles and are committed to providing financial information that is transparent, timely and accurate. We have established a process through which employees, either directly or anonymously, can notify management and the Audit Committee of the Board of Directors of alleged accounting and auditing concerns or violations including fraud. We have created an internal Disclosure Committee which meets regularly and has adopted disclosure procedures and guidelines to help ensure that our public disclosures are accurate and timely. Copies of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics are available on our website at www.criver.com under the "Investor Relations—Corporate Governance" caption.

        Shareholders may contact the Lead Independent Director of the Board of Directors, William H. Waltrip, by writing to Mr. Waltrip, c/o Corporate Secretary, Charles River Laboratories International, Inc., 251 Ballardvale Street, Wilmington, MA 01887, or by email at CRLLeadDirector@criver.com. All communications received in this manner will be kept confidential and forwarded by the Corporate Secretary directly to the Lead Independent Director.

        Pursuant to the NYSE listing standards, our Board of Directors has adopted a formal set of Director Qualification Standards with respect to the determination of director independence. The Standards specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate families with respect to past employment or affiliation with the Company or its independent auditors. In accordance with these Standards, a director must be determined to have no material relationship with the Company other than as a director. The Standards also prohibit Audit Committee members from any direct or indirect financial relationship with the Company, and restrict commercial relationships of all directors with the Company. Directors may not be given personal loans or extensions of credit by the Company, and all directors are required to deal at arm's length with the Company and its subsidiaries, and to disclose any circumstance that might be perceived as a conflict of interest. The Board has determined that seven of the eight directors standing for re-election to the Board are independent under these Standards. The Board has determined that Mr. Foster does not qualify as an independent director due to his employment as Chief Executive Officer and President of the Company. As a result, Mr. Foster is not a voting member of any committee of the Board, except the Executive Committee. The independent members of the Board of Directors regularly meet in executive sessions following each regularly scheduled meeting of the full Board of Directors. Mr. Waltrip, the Lead Independent Director, has been chosen by the Board to preside at the executive sessions of the non-management directors. Mr. Foster does not attend such executive sessions of the Board. The full text of our Director Qualification Standards is available on our website at www.criver.com under the "Investor Relations—Corporate Governance" caption.

Board and Committees

        Meeting Attendance.    All Board members are expected to attend our Annual Meetings of Shareholders, unless an emergency prevents them from doing so. All of the members of the Board attended the 2004 Annual Meeting of Shareholders. During 2004, there were nine meetings of the Board of Directors. All directors attended 75% or more of the Board meetings and the committee meetings of the Board on which he or she served during 2004.

        Audit Committee and Financial Experts.    The Audit Committee met seven times in 2004. During 2004, the members of the Audit Committee included Messrs. Chubb, Massaro, and Waltrip, and Ms. McCrary, who was appointed to the Audit Committee in November 2004 and resigned from the Board of Directors in February 2005. The Board of Directors has unanimously determined that Messrs. Chubb and Massaro qualify as "financial experts" under Item 401(h) of Regulation S-K promulgated under the Securities Exchange Act of 1934 and the NYSE regulations. The Audit Committee is responsible for the engagement of our independent auditors, reviewing the plans and results of the audit engagement with our independent auditors, approving services performed by and the independence of our independent auditors, considering the range of audit and non-audit fees, consulting with our independent auditors regarding the adequacy of our internal controls and reviewing annual and quarterly financial statements. A copy of the Audit Committee Charter is available on our website at www.criver.com under the "Investor Relations—Corporate Governance" caption.

        Compensation Committee.    The Compensation Committee met four times during 2004 and had four members: Messrs. Cawthorn, Milne, Rogers and Waltrip. Mr. Cawthorn resigned from the Board of Directors in February 2005 and was appointed a Director Emeritus. The Compensation Committee reviews compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the success of the Company. In addition, the Compensation Committee reviews, approves and makes recommendations on the Company's compensation and benefit plans to ensure that they meet corporate objectives. The Compensation Committee determines the compensation of the CEO and reviews the CEO's recommendations on compensation for all of the Company's officers. The Compensation Committee also administers the Company's stock plans. A copy of the Compensation Committee Charter is available on our website at www.criver.com under the "Investor Relations—Corporate Governance" caption.

        Corporate Governance and Nominating Committee.    The Corporate Governance and Nominating Committee met two times during 2004. The members of the committee included Messrs. Cawthorn, Chubb and Waltrip, and Ms. McGoldrick, who was appointed to the Committee in November 2004. The Committee makes recommendations to the Board on all matters relating to the Board, including development and implementation of policies on composition, participation and size of the Board, changes in the organization and procedures of the Board, and compensation of non-employee directors. The Committee oversees matters of corporate governance, including Board performance, and considers director nominees, including those submitted by shareholders in accordance with the By-laws for recommendation to the Board. A copy of the Corporate Governance and Nominating Committee Charter is available on our website at www.criver.com under the "Investors Relations—Corporate Governance" caption.

        The Corporate Governance and Nominating Committee uses a variety of methods to identify and evaluate nominees for director. The Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Committee considers various potential candidates for director. Candidates may come to the attention of the Committee through current Board members, professional search firms, shareholders or other persons. All candidates must complete a nominee questionnaire that solicits information regarding the nominee's background, board experience, industry experience, independence, financial expertise, and other relevant information and are interviewed by the Chairman of the Board and at least one member of the Committee. These candidates are evaluated at regular or special meetings of the Committee, and may be considered at any point during the year. As described below, the Committee considers properly submitted shareholder nominations for candidates for the Board. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials are forwarded to the Committee. The Committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder. The Committee evaluates the candidates based on the minimum qualifications described below as well as the criteria set forth in the Company's Corporate Governance Guidelines. In evaluating such nominations, the Committee seeks to recommend to shareholders a group that can best perpetuate the success of the Company and represent shareholder interests through the exercise of sound judgment using its diversity of experience in various areas.

        The Committee has adopted guidelines regarding the qualifications required for Board nominees. These guidelines are designed to assure that the Board of Directors is composed of successful individuals who demonstrate integrity, reliability, knowledge of corporate affairs, and an ability to work well together. Diversity in business background, area of expertise, gender and ethnicity are also considered. The criteria for director nominees include: the candidate's professional experience and personal accomplishments; the candidate's independence from the Company and management; the ability of the candidate to attend Board and committee meetings regularly and devote an appropriate amount of effort in preparation for those meetings; the candidate's ability to function as a member of a diverse group; and an understanding of the Board's governance role.

        The Committee will consider director candidates recommended by shareholders. Shareholders may submit director recommendations to the Corporate Secretary, Charles River Laboratories International, Inc., 251 Ballardvale Street, Wilmington, MA 01887. Recommendations for consideration for nominees at the annual meeting of shareholders must be received not less than 120 days before the first anniversary of the date of the Company's proxy statement released to shareholders in conjunction with the previous year's meeting.

Compensation of Directors

        In 2004, the Company paid each non-employee director an annual fee of $50,000 for service as a director of the Company. Additional fees were paid to the Lead Independent Director ($20,000), the Chair of the Audit Committee ($15,000) and the Chair of the Compensation Committee ($10,000) for their additional responsibilities. Directors are also eligible to receive $1,000 for each committee meeting they attended in person and $500 for each committee meeting they attended by telephone, payable at the discretion of the committee Chair. Expenses incurred in attending Board of Directors meetings and committee meetings are also reimbursed by the Company.

        Non-employee directors are eligible to receive options under the Company's stock option plans. Each unaffiliated, non-employee director is granted an option to purchase 20,000 shares of Common Stock on the first day of the month following his or her initial election or appointment to the Board. Board members also receive an annual stock option grant. Options for 12,000 shares were granted in February 2004 and 2005 to each non-employee director. Options granted to members of the Board of Directors vest in full one year from the date of grant and expire five years from the date of grant.

        In February 2005, Mr. Robert Cawthorn resigned from the Board of Directors. Mr. Cawthorn was appointed to a two-year position as Director Emeritus of the Company and will receive a $10,000 annual fee for such service.

PROPOSAL TWO
APPROVAL OF AMENDMENTS TO THE 2000 INCENTIVE PLAN

        The Board of Directors believes that the continued growth of the Company depends, in large part, upon its ability to attract and motivate key employees and directors, and that stock incentive awards are an important means of attracting, retaining and motivating talented employees and directors. Accordingly, on February 28, 2005, the Board of Directors adopted an amendment to the 2000 Incentive Plan (the "Plan"), subject to shareholder approval, to increase the number of shares of Common Stock available for issuance under the Plan from 6,289,000 to 9,889,000 to ensure that the Company may continue to attract key employees and directors who are expected to contribute to the Company's success. Of the 6,289,000 shares presently authorized for issuance under the Plan, 48,514 were available for grant as of March 11, 2005. With the acquisition of Inveresk Research Group in October 2004, the Company's employee base grew from approximately 5,000 employees to approximately 8,000 employees. The increase in the number of shares authorized under the Plan is expected to enable the Company to grant stock-based awards into 2007.

        On February 28, 2005, the Board also adopted an amendment to the Plan, subject to shareholder approval, which provides that shares related to cancelled awards under the Plan will return to the Plan following such cancellation and be available for future grants. On that date, the Board also amended the Plan (i) to omit the provision in the Plan which permits granting of loans as awards, (ii) to provide that no stock option would be awarded under the Plan with an exercise price less than the fair market value of the underlying stock on the date of grant, and (iii) to provide that all options granted under the Plan will have a term not to exceed ten years from the date of grant. Subsequently, on March 29, 2005, the Compensation Committee made further amendments to the Plan to provide that (i) all restricted stock awards that are not performance-based shall vest in no less than three years from the date of grant and that all performance-based restricted stock awards shall be subject to the attainment of performance objectives which require at least 12 months to achieve except that restricted stock awards aggregating not more than 10% of the number of shares reserved for issuance under the Plan may be awarded without such vesting requirements, and (ii) all material amendments to the Plan shall be submitted to the Company's shareholders for approval prior to implementation.

        In connection with the approval to increase the number of shares reserved for issuance under the Plan by 3,600,000 shares, the Board of Directors also elected to terminate the Inveresk stock plans which the Company assumed with the acquisition of Inveresk Research Group to the extent that no future awards thereunder would be granted. Assuming that (i) all remaining shares reserved for issuance under the Inveresk stock plans were cancelled as of March 11, 2005, and (ii) the proposed additional 3,600,000 shares were reserved for issuance under the Plan, a total of 9,833,226 shares (comprised of awards currently outstanding and shares available for future grant under the stock plans) would be issuable under the Company's stock plans, representing 12.9% of the total shares outstanding on a fully diluted basis as of March 11, 2005.

        The Compensation Committee retained an independent compensation consultant to advise it on the Plan amendments. The consultant has advised the Compensation Committee that the increase in the number of shares authorized under the Plan is consistent with competitive dilution statistics. The Company will continue to monitor the comparative advantages and accounting treatment of stock option and restricted stock awards going forward, in order to ensure that the Plan continues to promote retention and create incentives in a manner which benefits our shareholders.

        The affirmative vote of a majority of the votes present or represented and entitled to vote at the Meeting is required to approve the proposed Plan amendments relating to increasing the number of shares reserved under the Plan and providing that shares related to cancelled awards would return to the Plan following such cancellation. If the amendments to the Plan are not approved by shareholders, the Company will not be able to make the proposed additional 3,600,000 shares available for issuance under the Plan and would not be permitted to use cancelled awards under the Plan for future award grants without shareholder approval, but the Plan will otherwise remain in effect.

        The Board of Directors believes that the amended Plan is in the best interest of the Company and its shareholders and recommends a vote "FOR" the approval of the amendment to the Plan.

Summary of the Plan

        The following is a brief summary of the material terms of the Plan, as proposed. This summary is qualified in its entirety by reference to the Plan, a copy of which is attached as Appendix A to the electronic version of this Proxy Statement filed with the SEC and may be accessed from the SEC's website (www.sec.gov). In addition, a hard copy may be obtained by making a written request to the Corporate Secretary of the Company.

General

        The Company's Board of Directors and the shareholders approved the Company's 2000 Incentive Plan in 2000. To date, a total of 6,289,000 shares of Common Stock have been reserved for issuance under the Plan. The Plan may be amended by the Board of Directors or the Compensation Committee of the Board of Directors, provided that (i) any material amendment to the Plan shall be submitted for shareholder approval prior to implementation, and (ii) any amendment which is of a scope that requires shareholder approval in order to ensure continued qualification under the New York Stock Exchange rules, favorable federal income tax treatment for any incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for awards to be eligible for the performance-based exception under Code Section 162(m) is subject to obtaining such shareholder approval. The Board of Directors has voted to approve an amendment to the Plan to increase by 3,600,000 the aggregate number of shares of Common Stock that may be delivered in satisfaction of awards under the Plan. As of the end of fiscal 2004, the market value of the total number of additional shares to be reserved for issuance under the Plan pursuant to the proposed amendment was $167,580,000. This amendment is being submitted for shareholder approval at the Meeting to ensure continued qualification of the Plan under the New York Stock Exchange rules, and Sections 422 and 162(m) of the Code.

Eligibility to Receive Awards

        All employees, non-employee directors and individuals providing services to the Company or its affiliates (approximately 8,000 people as of December 25, 2004) are eligible to participate in the Plan. Eligibility for incentive stock options is limited to those individuals whose employment status would qualify them for the tax treatment of Sections 421 and 422 of the Code. Participants are not required to provide consideration to the Company or its affiliates for the grant or extension of awards under the Plan, other than to provide services to the Company or its affiliates.

New Plan Benefits

        The granting of awards under the Plan is discretionary, and the Company cannot now determine the number or type of awards to be granted in the future to any particular group or person. The following table reflects the number of awards which were granted under the Plan during fiscal year 2004 to the individuals and groups of individuals described below:

2000 Incentive Plan

Name and Position	Number of Options	Number of Restricted Stock Awards
James C. Foster Chairman, Chief Executive Officer, President and Director	150,000	0
Real H. Renaud Executive Vice President and General Manager, Worldwide Research Models and Services	30,300	0
Thomas F. Ackerman Corporate Senior Vice President and Chief Financial Officer	20,200	0
David P. Johst Corporate Senior Vice President, Human Resources and Administration	20,200	6,000
Dennis R. Shaughnessy Former Senior Vice President, Corporate Development, General Counsel and Secretary	0	0
Nancy A. Gillett Corporate Senior Vice President and President, Global Preclinical Services	17,400	0
All current executive officers as a group*	249,400	6,000
All current non-employee directors as a group*	132,000	0
Company employees other than current executive officers, as a group*	1,003,200	12,700

*
Does not include stock options that were originally granted under the Inveresk stock plans which were assumed by the Company with the acquisition of Inveresk Research Group and converted into stock options to purchase shares of the Company's common stock.

Administration of the Plan

        The Compensation Committee administers the Plan. Subject to the provisions of the Plan, the Compensation Committee determines the persons to whom awards will be granted, the number of shares to be covered by each stock award and the terms and conditions upon which each of the awards may be granted including vesting periods, and transferability.

Description of Awards

        The Plan provides for a number of awards including stock options, SARs, restricted stock, unrestricted stock, deferred stock, cash performance awards and other performance awards and grants of cash made in connection with other awards in order to help defray in whole or in part the economic cost (including tax cost) of the award to the participant.

        Stock Options.    Stock options under the Plan may be either (i) options intended to qualify as "incentive stock options" under Section 422 of the Code, or (ii) non-qualified stock options. Incentive stock options may be granted under the Plan to employees of the Company and its affiliates. Non-qualified stock options may be granted to employees of the Company and its affiliates, consultants and directors.

        The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive stock options which become exercisable in any calendar year under any incentive stock option plan of the Company may not exceed $100,000. Incentive stock options granted under the Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant, or 110% of fair market value in the case of options granted to an employee holding 10% or more of the voting stock of the Company. The Compensation Committee determines the exercise price of each stock option provided that each option must have an exercise price that is not less than the fair market value of the Common Stock on the date of grant.

        Stock Appreciation Rights (SARs).    SARs are rights entitling the holder upon exercise to receive cash or stock, as the Compensation Committee determines, equal to a function (determined by such factors as the Compensation Committee deems appropriate) of the amount by which the stock has appreciated in value since the date of the award.

        Restricted Stock.    Restricted stock is an award of stock subject to restrictions requiring that such stock be redelivered to the Company if specified conditions are not satisfied. All restricted stock awards that are not performance-based, shall vest in no less than three years from the date of grant and all performance-based restricted stock awards shall be subject to the attainment of performance objectives which require at least 12 months to achieve except that restricted stock awards aggregating not more than 10% of the number of shares reserved for issuance under the Plan may be awarded without such vesting requirements.

        Unrestricted Stock.    Unrestricted stock is an award of stock not subject to any restrictions under the Plan.

        Deferred Stock.    Deferred stock is a promise to deliver stock or other securities in the future on specified terms described in each deferred stock agreement.

        Cash Performance Awards.    A cash performance award is a performance award payable in cash.

Vesting and Exercisability

        The Compensation Committee determines the time or times at which awards under the Plan will vest or become exercisable and the terms on which an award will remain exercisable.

Repricings

        Options and SARs may not be repriced without the approval of a majority of shares voting on the matter.

Transferability of Awards

        No award granted under the Plan is transferable by the holder except by will or by the laws of descent and distribution unless the Compensation Committee states otherwise in the specific award agreement.

Certain Share Limits on Awards under the Plan

        The maximum number of shares of stock for which stock options may be granted to any person from and after adoption of the Plan and prior to June 5, 2010, the maximum number of shares of stock subject to SARs granted to any person during such period and the aggregate maximum number of shares of stock subject to other awards that may be delivered (or the value of which may be paid) to any person during such period, shall each be 2,000,000. For purposes of the preceding sentence, the repricing of a stock option or SARs will be treated as a new grant to the extent required under Section 162(m), assuming that the repricing is permitted by shareholders. Subject to these limitations, each person eligible to participate in the Plan will be eligible to receive awards covering up to the full number of shares of stock then available for awards under the Plan. No awards may be granted under the Plan after June 5, 2010, but previously granted awards may extend beyond that date.

        In addition, no more than $2,000,000 may be paid to any individual with respect to any cash performance award (other than an award expressed in terms of shares of stock or units representing stock). In applying the dollar limitation of the preceding sentence, multiple cash performance awards to the same individual that are determined by reference to performance periods of one year or less ending with or within the same fiscal year of the Company shall be subject in the aggregate to the $2,000,000 limit. Multiple cash performance awards to the same individual that are determined by reference to one or more multi-year performance periods ending in the same fiscal year of the Company are not included in the limit described above; instead, they are subject in the aggregate to a separate $2,000,000 limit.

Reclassification of Stock

        Under the Plan, if the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the Compensation Committee will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan and to the maximum share limits described above, and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards then outstanding or subsequently granted, including any exercise prices relating to the awards and any other provision of awards affected by such change.

Certain Transactions

        If the Company undergoes any of (i) a consolidation or merger in which the Company is not the surviving corporation or which results in any individual, entity or "group" acquiring the beneficial ownership directly or indirectly of more than 50% of either the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, (ii) a sale or transfer of all or substantially all the Company's assets, or (iii) a dissolution or liquidation of the Company (each a "Covered Transaction"), all outstanding awards under the Plan shall vest and, if relevant, become exercisable, all performance criteria and other conditions to any award shall be deemed satisfied, and all deferrals measured by reference to or payable in shares of stock shall be accelerated. Upon consummation of a Covered Transaction, all awards then outstanding and requiring exercise or delivery shall terminate unless assumed by an acquiring or surviving entity or its affiliate as provided below. In the event of a Covered Transaction, the Compensation Committee may provide for substitute or replacement awards from, or the assumption of awards by, the acquiring or surviving entity or its affiliates on such terms as the Compensation Committee determines.

Federal Income Tax Considerations

        The following is a description of certain U.S. federal income tax consequences of the issuance and exercise of awards under the Plan under U.S. federal income tax laws as currently in effect:

        Incentive Stock Options.    An optionee is generally not taxed on the grant or exercise of an incentive stock option. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon the exercise of an incentive stock option for at least two years following grant and at least one year following exercise, the optionee's gain (or loss), if any, upon a subsequent disposition of such shares is a capital gain (or loss). The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an incentive stock option before satisfying the one and two-year holding periods described above, the optionee will recognize both ordinary income and capital gain (or loss) in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the optionee's adjusted basis in the stock (usually the exercise price) or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. The balance of the consideration received on such a disposition will be long-term capital gain if the stock had been held for at least one year following exercise of the incentive stock option. The Company is not entitled to an income tax deduction on the grant or exercise of an incentive stock option or on the optionee's disposition of the shares after satisfying the required holding periods described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares, in an amount equal to the ordinary income recognized by the optionee.

        Non-Qualified Stock Options.    The grant of a non-qualified option will not result in taxable income to the optionee or deduction to the Company at the time of grant. The optionee will recognize taxable compensation, and the Company will have a corresponding deduction, at the time of exercise in the amount of the excess of the then fair market value of the shares acquired over the exercise price, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. Upon disposition of the shares, the optionee will generally realize capital gain or loss, and the optionee's basis for determining gain or loss will be the sum of the exercise price paid for the shares plus the amount of compensation income recognized on exercise of the option.

        Stock Appreciation Rights.    The amount of any cash or the fair market value of any stock received by a participant upon the exercise of SARs under the Plan will be subject to ordinary income tax in the year of receipt, and the Company will be entitled to a deduction for such amount.

        Restricted Stock.    A participant who receives restricted stock will recognize no income on the grant of the restricted stock and the Company will not qualify for any deduction, unless the election described below is made by the participant. At the time the restricted stock is no longer subject to a substantial risk of forfeiture, a participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the restricted stock at the time the restriction lapses over the consideration paid for the restricted stock. The holding period that determines whether the participant has long-term or short-term capital gain or loss begins when the restriction period expires, and the tax basis for the shares will generally be the fair market value of the shares on such date.

        A participant may elect, under Section 83(b) of the Code, within 30 days of his or her receipt of the restricted stock, to recognize ordinary compensation income on the date of transfer in an amount equal to the excess, if any, of the fair market value on the date of such transfer of the shares of restricted stock, determined without regard to certain restrictions, over the consideration paid for the restricted stock. If a participant makes such election and thereafter forfeits the shares, no ordinary loss deduction will be allowed. Such forfeiture will be treated as a sale or exchange upon which there is realized loss equal to the excess, if any, of the consideration paid for the shares over the amount realized on such forfeiture. Such loss will be a capital loss if the shares are capital assets. If a participant makes an election under Section 83(b), the holding period will commence on the day after the date of receipt and the tax basis will equal the fair market value of shares, determined without regard to the restrictions, on the date of transfer. On a disposition of the shares, a participant will recognize gain or loss equal to the difference between the amount realized and the tax basis for the shares.

        Whether or not the participant makes an election under Section 83(b), the Company generally will qualify for a deduction, subject to the reasonableness of compensation limitation, equal to the amount that is taxable as ordinary income to the participant, in its taxable year in which such income is included in the participant's gross income. The income recognized by the participant will be subject to applicable withholding tax requirements.

        Dividends paid on restricted stock that is subject to a substantial risk of forfeiture generally will be treated as compensation that is taxable as ordinary compensation income to the participant and will be deductible by the Company subject to the reasonableness limitation. If, however, the participant makes a Section 83(b) election, the dividends will be treated as dividends and taxable as ordinary income to the participant, but will not be deductible by the Company.

        Unrestricted Stock.    Upon receiving an award of unrestricted stock under the Plan, the participant will realize ordinary income to the extent of the fair market value (determined at the time of transfer to the employee) of such shares, over the amount, if any paid by the employee for the shares. Such taxable amounts will be deductible as compensation by the Company.

        Deferred Stock.    A participant who receives an award of deferred stock will recognize no income on the grant of such award. However, he or she will recognize ordinary compensation income on the transfer of the deferred stock, or the later lapse of a substantial risk of forfeiture to which the deferred stock is subject, if the participant does not make a Section 83(b) election, in accordance with the same rules as discussed above under the caption "Restricted Stock."

        Cash Performance Awards.    Generally, a participant will recognize ordinary income and the Company will be entitled to a deduction (and will be required to withhold federal income taxes) with respect to such cash awards at the earliest time at which the participant has an unrestricted right to receive the amount of such cash payment.

        Code Section 162(m) provides that the deduction by a publicly-held corporation for compensation paid in a taxable year to the chief executive officer and the four other most highly compensated executive officers of the corporation is limited to $1 million per each individual officer. For purposes of Section 162(m), compensation which meets the requirements of "qualified performance-based compensation" is not counted as subject to the deductibility limitation. The Company believes that awards under the Plan meet such requirements and are, therefore, exempt from the limitations of Section 162(m).

        Other.    The tax consequences associated with any other stock-based awards granted under the plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant's holding period and tax basis for the award or underlying common stock.

PROPOSAL THREE
RATIFICATION OF INDEPENDENT AUDITORS

        The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2005 and management's assessment of the effectiveness of the Company's internal control over financial reporting as of December 31, 2005. PricewaterhouseCoopers LLP were the Company's independent auditors for the fiscal year ended December 25, 2004 and audited the Company's financial statements for the fiscal year ended December 25, 2004 and management's assessment of the effectiveness of the Company's internal control over financial reporting as of December 25, 2004. The Audit Committee proposes that the shareholders ratify this appointment for the fiscal year ending December 31, 2005. The Company expects that a representative of PricewaterhouseCoopers LLP will be present at the Meeting, with the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

        In the event that ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditors for the Company is not obtained at the Meeting, the Audit Committee will reconsider its appointment.

        The affirmative vote of a majority of the shares present or represented and entitled to vote at the Meeting is required to ratify the appointment of the independent auditors.

Statement of Fees Paid to Independent Auditors

        The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company's annual financial statements for the years ended December 25, 2004 and December 27, 2003, and fees for other services rendered by PricewaterhouseCoopers LLP during those periods.

	2004	2003
Audit fees(1)	$3,446,000	$922,000
Audit-related fees(2)	1,620,000	265,000
Tax fees(3)	336,000	163,000
All other fees(4)	56,000	41,000

Total(5)	$5,458,000	$1,391,000

(1)
Audit fees consisted of work performed in the audit of the Company's annual consolidated financial statements filed on Form 10-K, incremental audit activity in 2004 directly related to Section 404 of the Sarbanes-Oxley Act of 2002, the reviews of the Company's quarterly condensed consolidated financial statements filed on Forms 10-Q, the reviews of registration statements, and the audits of statutory financial statements of certain foreign subsidiaries. All such fees were approved in advance by the Audit Committee.

(2)
Audit-related fees consisted principally of audits of the Company's employee benefit plans and financial due diligence services in connection with businesses acquired in 2003 and 2004 and for providing assistance with the documentation of internal controls over financial reporting in preparation for compliance with the Sarbanes-Oxley Act of 2002. All such fees were approved in advance by the Audit Committee.

(3)
Tax fees consisted principally of tax compliance and tax return preparation. Tax consulting comprised a very nominal portion of total tax fees, and, in 2004, was subject to project specific approval. All such fees were approved in advance by the Audit Committee.

(4)
All other fees consisted of work performed by foreign affiliates of PricewaterhouseCoopers LLP related to the reorganization of certain of the Company's foreign entities. All such fees were approved in advance by the Audit Committee.

(5)
None of the non-audit services constitutes a prohibited activity for a company's independent auditor under the Sarbanes-Oxley Act of 2002 or related SEC or NYSE regulations.

Policy and Procedures on Engagement and Retention of the Independent Auditor for Audit, Audit-Related and Non-Audit Services

        Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the Company's independent auditor. In recognition of this responsibility, the Audit Committee has established a policy for pre-approving all audit and permissible non-audit services provided by its independent auditors.

        Prior to engagement of the independent auditors for the next year's audit, management will submit to the Audit Committee for approval, a summary of services expected to be rendered during that year for all services. Prior to engagement, the Audit Committee pre-approves a budget for each category of services. The Audit Committee requires the independent auditors and management to report actual fees versus the budget, quarterly, by category of service. Additional service engagements that exceed these pre-approved limits must be submitted to the Audit Committee for pre-approval.

        The Audit Committee of the Board of Directors has considered whether the provision of the services described above under the captions tax fees and all other fees is compatible with maintaining PricewaterhouseCoopers LLP's independence. The Audit Committee has concluded that these services do not compromise PricewaterhouseCoopers LLP's independence.

The Audit Committee recommends a vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2005.

BENEFICIAL OWNERSHIP OF SECURITIES

        The following table sets forth certain information as of March 11, 2005, with respect to the beneficial ownership of shares of the Company's Common Stock by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each current director and nominee for director of the Company, (iii) each of the executive officers listed in the Summary Compensation Table set forth under the caption "Compensation of Executive Officers" below (the "Named Executive Officers"), and (iv) the current directors and executive officers of the Company as a group. As of March 11, 2005, there were 66,127,501 shares of Common Stock outstanding.

Name of Beneficial Owner	Number of Shares beneficially owned as of March 11, 2005		Percentage of Shares Outstanding
5% Shareholders
FMR Corp.	5,418,853	(1)	8.2%
Neuberger Berman, Inc.	3,788,811	(2)	5.7%
Putnam Investments.	3,474,875	(3)	5.3%
Named Executive Officers
James C. Foster	880,401	(4)	1.3%
Real H. Renaud	115,601	(5)	*
Thomas F. Ackerman	162,270	(6)	*
David P. Johst	248,427	(7)	*
Dennis R. Shaughnessy	0	(8)	*
Nancy A. Gillett	23,655		*
Outside Directors
Stephen D. Chubb	46,773	(9)	*
George E. Massaro	32,000	(10)	*
Linda McGoldrick	20,000	(11)	*
George M. Milne, Jr.	44,000	(12)	*
Walter S. Nimmo	304,484		*
Douglas E. Rogers	346,349	(13)	*
Samuel O. Thier	28,300	(14)	*
John Urquhart	11,738		*
William H. Waltrip	56,773	(15)	*
All executive officers and directors as a group (16 persons)	2,426,023	(16)	3.6%

*
Less than 1%.

(1)
The information reported is based on a Schedule 13G filed with the SEC on February 14, 2005, by FMR Corp., the parent company of Fidelity Management and Research Company and Fidelity Management Trust Company (collectively referred to as FMR Corp.). FMR Corp. has sole dispositive power with respect to all of the shares reported and sole voting power with respect to 988,893 shares reported in the table. The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

(2)
The information reported is based on a Schedule 13G filed with the SEC on February 16, 2005, by Neuberger Berman, Inc. Neuberger Berman has shared dispositive power with respect to all of the shares reported and shared voting power with respect to 2,471,720 shares reported in the table. The address of Neuberger Berman is 605 Third Avenue, New York, New York 10158.

(3)
The information reported is based on a Schedule 13G filed with the SEC on February 11, 2005, by Marsh & McLennan Companies, Inc., the parent company of Putnam Investment Management, LLC, The Putnam Advisory Company, LLC and Putnam LLC d/b/a Putnam Investments. Putnam LLC has shared voting power with respect to 314,701 of the shares reported and shared dispositive power with respect to 3,474,875 of the shares reported. Putnam Investment

  Management, LLC has shared voting power with respect to 93,570 of the shares reported and shares dispositive power with respect to 3,194,812 of the shares reported. The Putnam Advisory Company, LLC has shared voting power with respect to 221,131 of the shares reported and shared dispositive power with respect to 280,063 of the shares reported. The address of the Marsh & McLennan entities is One Post Office Square, Boston, MA 02109.

(4)
Includes 591,323 shares of Common Stock subject to options held by Mr. Foster that are exercisable within 60 days of March 11, 2005.

(5)
Includes 65,759 shares of Common Stock subject to options held by Mr. Renaud that are exercisable within 60 days of March 11, 2005.

(6)
Includes 99,210 shares of Common Stock subject to options held by Mr. Ackerman that are exercisable within 60 days of March 11, 2005.

(7)
Includes 194,253 shares of Common Stock subject to options held by Mr. Johst that are exercisable within 60 days of March 11, 2005.

(8)
Mr. Shaughnessy resigned as an executive officer of the Company in November 2004 and as an employee of the Company as of December 31, 2004.

(9)
Includes 28,000 shares of Common Stock subject to options held by Mr. Chubb that are exercisable within 60 days of March 11, 2005.

(10)
Includes 28,500 shares of Common Stock subject to options held by Mr. Massaro that are exercisable within 60 days of March 11, 2005.

(11)
Ms. McGoldrick was elected to the Board of Directors in May 2004. Includes 20,000 shares of Common Stock subject to options held by Ms. McGoldrick that are exercisable within 60 days of March 11, 2005.

(12)
Includes 38,000 shares of Common Stock subject to options held by Dr. Milne that are exercisable within 60 days of March 11, 2005.

(13)
Includes 18,000 shares of Common Stock subject to options held by Mr. Rogers that are exercisable within 60 days of March 11, 2005.

(14)
Includes 27,000 shares of Common Stock subject to options held by Dr. Thier that are exercisable within 60 days of March 11, 2005.

(15)
Includes 38,000 shares of Common Stock subject to options held by Mr. Waltrip that are exercisable within 60 days of March 11, 2005.

(16)
Includes 1,198,045 shares of Common Stock subject to options exercisable within 60 days of March 11, 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than 10% of the Common Stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock and other equity securities of the Company. Officers, directors and such beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 25, 2004, all Section 16(a) filing requirements applicable to its officers, directors and such beneficial owners were complied with, except that Form 4s reporting options granted to Dr. Nimmo and Mr. Urquhart, former directors of the Company who are not standing for re-election, and to Ms. McCrary, who resigned from the Board of Directors in February 2005, in connection with their election to the Board in October 2004 with the acquisition of Inveresk Research Group, were filed late. A Form 4 reporting sales of Company stock by Dr. Nimmo in October 2004 was filed late. In addition,

Dr. Gillett's Form 4 reporting the purchase of 900 shares in November 2004 was filed late. These late filings were a result of administrative errors.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation of Executive Officers

Summary Compensation Table

        The following table sets forth certain information with respect to compensation paid to the Named Executive Officers during each of the last three fiscal years.

Long-Term Compensation Awards
Annual Compensation
Securities Underlying Options/ SARs(#)
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation(1)	Restricted Stock Awards(2)			All Other Compensation(3)
James C. Foster Chairman, Chief Executive Officer, President and Director	2004 2003 2002	$600,000 600,000 548,077	$994,482 331,167 870,707	$59,214 101,532 33,577	$	— — 1,929,000	150,000 200,000 155,000	$11,233 9,036 12,340
Real H. Renaud Executive Vice President and General Manager, Worldwide Research Models and Services	2004 2003 2002	$348,925 315,000 274,520	$324,546 162,606 291,584	$21,211 41,231 11,733	$	— 328,700 192,900	27,979 40,400 23,400	$9,545 7,486 9,825
Thomas F. Ackerman Senior Vice President and Chief Financial Officer	2004 2003 2002	$299,330 278,200 259,327	$248,620 92,131 265,691	$52,078 27,001 17,521	$	— 197,220 —	20,200 26,600 23,400	$7,603 6,147 8,124
David P. Johst Senior Vice President, Human Resources and Administration	2004 2003 2002	$299,330 278,200 259,327	$248,620 92,131 265,691	$13,327 37,141 16,184		$258,420 — 192,900	20,200 26,600 23,400	$7,025 5,646 7,075
Dennis R. Shaughnessy Former Senior Vice President, Corporate Development, General Counsel and Secretary (4)	2004 2003 2002	$284,630 273,000 259,327	$212,570 90,408 265,691	$12,920 24,271 20,417		— — —	— 21,000 23,400	$7,224 5,878 7,250
Nancy A. Gillett Corporate Senior Vice President and President, Global Preclinical Services	2004 2003 2002	$249,230 225,000 198,831	$167,004 37,713 174,226	$15,783 20,848 —		— — —	17,400 18,100 6,500	$3,750 5,908 5,500

(1)
Includes compensation associated with health benefits and reimbursements, personal use of company vehicles, tax offset payments, estate planning, certain membership dues and other reimbursements. For fiscal 2004, each item included in this column that exceeded 25% of the total items in the column for each of the Named Executive Officers was, respectively, as follows: Mr. Foster—$18,800 for tax offset payments; Mr. Renaud—$9,790 for personal use of a company vehicle and $6,735 for tax offset payments; Mr. Ackerman—$18,107 for medical reimbursements and $16,534 for tax offset payments; Mr. Johst—$4,232 for tax offset payments; Mr. Shaughnessy—$4,102 for tax offset payments; and Dr. Gillett—$6,254 for personal use of a company vehicle and $4,174 for tax offset payments.

(2)
These values are calculated by multiplying the number of shares awarded by the closing price of the Common Stock on the New York Stock Exchange on the date of grant. In general, one third of the shares of an award of restricted Common Stock is freed from the restrictions on transfer each year, provided that the recipient continues to be employed by the Company on the anniversary date of the grant. Holders of restricted stock are entitled to vote their restricted shares. For information regarding the award of restricted shares to Mr. Foster, see the Compensation Committee Report below. As of the end of fiscal 2004, the Named Executive Officers held the following number of unvested shares of restricted stock: Mr. Foster: 114,150; Mr. Renaud: 24,042; Mr. Ackerman: 27,500; Mr. Johst: 29,000; Mr. Shaughnessy: 0; and Dr. Gillett: 17,355. The values of these shares, calculated by multiplying the number of shares by the closing price of the Common Stock on the NYSE on the last trading day of fiscal 2004 ($46.55) were $5,313,683, $1,119,155, $1,280,125, $1,349,950, $0 and $807,876, respectively.

(3)
Includes the dollar value of the term life insurance cost under the Company's Executive Supplemental Life Insurance Retirement Plan (the "ESLIRP"), which for 2004 was: Mr. Foster ($5,083); Mr. Renaud ($3,395); Mr. Ackerman ($1,453); Mr. Johst ($875); and Mr. Shaughnessy ($1,074), and 2004 employer contributions under the Company's Savings Plus Plan, which was $6,150 for each of Messrs. Foster, Renaud, Ackerman, Johst and Shaughnessy, and $3,750 for Dr. Gillett. Dr. Gillett is not a participant in the Company's ESLIRP.

(4)
Mr. Shaughnessy resigned as an executive officer of the Company in November 2004 and as an employee of the Company in December 2004.

        In February 2005, the Compensation Committee of the Board of Directors set 2005 base salary compensation for each of the Named Executive Officers other than Mr. Shaughnessy, as follows: Mr. Foster—$750,000, Mr. Renaud—$420,000, Mr. Ackerman—$360,000, Mr. Johst—$360,000, and Dr. Gillett—$300,000.

Option Grants in Last Fiscal Year

        The following table sets forth information regarding options granted during fiscal year 2004 to each of the Named Executive Officers.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in Fiscal Year
			Exercise or Base Price ($/Share)(2)
Name				Expiration Date
					5%	10%
James C. Foster	150,000	7.58%	$43.07	2/13/2014	$4,062,974	$10,296,373
Real H. Renaud	30,300	1.53%	43.07	2/13/2014	820,721	2,079,867
Thomas F. Ackerman	20,200	1.02%	43.07	2/13/2014	547,147	1,386,578
David P. Johst	20,200	1.02%	43.07	2/13/2014	547,147	1,386,578
Dennis R. Shaughnessy(4)	0	0%	—	—	—	—
Nancy A. Gillett	17,400	0.9%	43.07	2/13/2014	471,305	1,194,379

(1)
The options were granted pursuant to the Company's 2000 Incentive Plan. The options granted to the Named Executive Officers are incentive stock options to the extent permitted by law and vest annually in three equal installments.

(2)
The exercise price is equal to the fair market value of the Company's Common Stock on the date of grant.

(3)
The amounts shown in this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock, the optionee's continued employment through the option period and the date on which the options are exercised. These amounts should not be used to predict stock performance.

(4)
Mr. Shaughnessy resigned from the Company effective December 31, 2004.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

        The following table sets forth for each of the Named Executive Officers the number of shares of Common Stock acquired on exercise of options during fiscal 2004, the aggregate dollar value realized upon such exercise, and the number and value of in-the-money stock options as of the end of fiscal 2004.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)
					Value of the Unexercised In-The-Money Options at Fiscal Year-End(2)
	Shares Acquired on Exercise (#)
Name		Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
James C. Foster	110,000	$4,429,555	591,323	335,001	$17,275,561	$3,090,014
Real H. Renaud	45,000	1,795,917	71,659	65,034	1,413,066	586,221
Thomas F. Ackerman	34,000	1,412,700	106,520	45,734	3,147,441	425,217
David P. Johst	0	0	187,520	45,734	6,315,540	425,217
Dennis R. Shaughnessy	60,642	2,445,281	44,400	21,800	638,244	303.840
Nancy A. Gillett	13,166	183,907	0	31,634	0	256,834

(1)
Represents the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.

(2)
Represents the difference between the closing price per share of the Company's Common Stock on the last trading day of fiscal 2004 ($46.55), as reported on the NYSE, and the option exercise price.

Long-Term Incentive Plans—Awards in Last Fiscal Year

        The following table sets forth information regarding awards granted under the Company's performance based mid-term incentive program ("MTI") during fiscal year 2004 to each of the Named Executive Officers.

			Estimated Future Payouts
Name	Number of Units (#)	Performance or Other Period Until Maturation or Payout	Threshold (#)	Target (#)	Maximum (#)
James C. Foster	39,500	1/1/04-12/31/06	0	39,500	79,000
Real H. Renaud	8,100	1/1/04-12/31/06	0	8,100	16,200
Thomas F. Ackerman	5,400	1/1/04-12/31/06	0	5,400	10,800
David P. Johst	5,400	1/1/04-12/31/06	0	5,400	10,800
Dennis R. Shaughnessy	0	1/1/04-12/31/06	0	0	0
Nancy A. Gillett	4,700	1/1/04-12/31/06	0	4,700	9,400

        Under the MTI Program, each participant's performance is measured against financial or other approved objectives established for the Company as part of its three-year strategic plan. At the end of the three-year performance period, the number of units will be adjusted based upon an evaluation by the Compensation Committee of the Company's actual performance against the specified three-year performance objectives relating to operating income and revenue. Each unit has a value equal to the per share value of the Company's common stock. Adjusted unit awards can range from zero to 200% of target. If the unit award adjustment results in the award of performance units, within 60 days of December 31, 2006 the participant will receive: (1) a cash payment equal to 40% of the then-current aggregate value of the award; and (2) a restricted stock award equal to 60% of the then-current aggregate value of the award based on the then-current fair market value of the Company's common stock. For a participant to be eligible to receive payment for 2004 MTI units, the employee must remain employed with the Company until at least the beginning of 2007. The restricted stock received in payment of the units, which requires continued employment beyond 2007, vests over the ensuing two-year period. During the third quarter of 2004, the Compensation Committee of the Board of Directors increased the MTI targets to include Inveresk's three-year projections such that the acquisition of Inveresk alone would not trigger maximum payouts of MTI units.

Pension and Savings Plans

        One of the Company's sponsored defined benefit plans, the Charles River Laboratories, Inc. Pension Plan, is a qualified, non-contributory plan that covers most U.S. employees. Benefits are based on participants' highest five consecutive years of compensation and years of service. The amount of pension payable at normal retirement (age 65) is equal to the greater of: (1) 1 1/8% of participants' highest five consecutive years of compensation multiplied by years of service up to 40 years, less the maximum offset allowance determined in accordance with the Internal Revenue Service; (2) $180 multiplied by years of service; and (3) $1,500. In addition, certain officers and key employees are entitled to a supplemental benefit amount under the Plan. Participants' rights vest upon completion of five years of service. Employees hired after December 31, 2001 are not eligible to participate in this plan.

        Certain officers and key employees of the Company also participate in the Company's amended and restated Executive Supplemental Life Insurance Retirement Plan, or ESLIRP, which is a non-funded, non-qualified arrangement. Annual benefits under this plan will equal a percentage of the highest five consecutive years of compensation, offset by amounts payable under the Charles River Laboratories, Inc. Pension Plan and Social Security. The age-based percentages are 46% at age 59, and up to 55% at age 62 and over. The normal retirement age is 62. Eligible spouses (married one year or longer at the executive's retirement date) receive survivor benefits at a rate of 100% of the benefit paid to the executives during the first 15 years following retirement and at the rate of 50% thereafter. Executive officer participants vest as to 50% of the total benefit after five years of service with a 10% incremental increase in vesting percentage for each year thereafter. The Company has taken out several key person life insurance policies with the intention of using their cash surrender value to fund the ESLIRP.

        The following table shows the total estimated annual benefits payable under the ESLIRP beginning at retirement and continuing until the executive's death. These estimates are based on the assumptions that the executive will continue to work for the Company until normal retirement (age 62) with no change in current 2004 compensation. The total benefit below will be offset by the Charles River Laboratories, Inc. Pension Plan and Social Security. Amounts shown are paid as a 15-year certain and continuous annuity with a 50% spousal benefit after the 15 years.

Highest Five-Year Average Compensation	Retirement at Age 62— All Years of Service
$ 200,000	$110,000
300,000	165,000
400,000	220,000
500,000	275,000
600,000	330,000
700,000	385,000
800,000	440,000
900,000	495,000
1,000,000	550,000
1,100,000	605,000
1,200,000	660,000

        The (i) 2004 pensionable earnings (w-2 compensation), (ii) current years of service and (iii) projected total service at age 62 are as follows for each of the Named Executive Officers:

Name	Compensation	Years of Service	Projected Total Years of Service
James C. Foster	$990,381	29.6	37.6
Real H. Renaud	532,740	40.3	45.3
Thomas F. Ackerman	443,538	17.0	30.0
David P. Johst	404,787	14.0	34.0
Dennis R. Shaughnessy	387,959	(1)	(1)
Nancy A. Gillett	302,726	5.0	21.0

(1)
Mr. Shaughnessy resigned from the Company effective December 31, 2004.

        The estimated annual vested accrued benefit payable upon retirement at age 62, based on the continued service and level future earnings is as follows for the Named Executive Officers participating in the ESLIRP, subject to offset by amounts payable under the Charles River Laboratories, Inc. Pension Plan and Social Security: Mr. Foster ($648,018), Mr. Renaud ($293,007), Mr. Ackerman ($248,080), and Mr. Johst ($245,601). Mr. Shaughnessy and Dr. Gillett are not participants in the ESLIRP. The estimated annual vested accrued benefit payable as a straight life annuity upon retirement at age 65 (the normal retirement age under the Pension Plan) to Mr. Shaughnessy and Dr. Gillett under the Charles River Laboratories, Inc. Pension Plan is $29,400 and $38,000, respectively, assuming in Dr. Gillett's case continued future service until retirement.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table summarizes, as of December 25, 2004, the number of options issued under the Company's stock option plans and the number of options available for future issuance under these plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plan approved by security holders:
Charles River 2000 Incentive Plan	4,107,401	35.46	1,331,366
Charles River 1999 Management Incentive Plan	588,584	7.89	12,417
Charles River 2000 Directors Stock Plan	56,000	26.19	4,000
Inveresk 2002 Stock Option Plan	813,902	22.00	1,595,307	(1)
Inveresk 2002 Non-Employee Directors Stock Option Plan	22,000	24.89	339,789	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	5,587,887	30.47	3,282,879

(1)
On February 28, 2005, the Board of Directors terminated the Inveresk stock plans to the extent that no future awards would be granted thereunder.

Employee Agreements and Compensation Arrangements

        The Company does not currently have employment agreements with any of the Named Executive Officers, other than the severance agreements and change in control agreements discussed below.

Severance Plans

        In January 1999, the Company adopted an Officer Separation Plan, which provides for severance payments to its corporate officers whose employment is terminated by the Company for reasons other than cause, voluntary resignation, disability, early or normal retirement or death and who have not been offered comparable positions within the Company. The Plan was amended to provide for a severance payment equal to two years of an officer's base pay (plus accrued vacation pay and a pro rata bonus payout if termination occurred after June 30th of the applicable year), payable to the officer as of the separation date. In exchange for these payments, the officer must agree not to compete with the Company for one year following his or her separation. To date, no payments have been made by the Company under the 1999 Officer Separation Plan, as amended. Each of the Named Executive Officers other than Mr. Renaud is a participant under the plan. In January 1992, Mr. Renaud entered into an agreement with Charles River Laboratories, Inc. providing for a severance payment equal to one year of his base pay if his employment is terminated for any reason other than for cause, and up to one additional year of base pay until he finds non-competing employment. The Plan and the 1992 agreement with Mr. Renaud each prohibit severance recipients from competing with Charles River Laboratories, Inc. for one year after termination of employment.

Change in Control Agreements

        The Company has entered into agreements (each, an "Agreement") with nine officers, including each of the Named Executive Officers. The Agreements provide such officers with severance and other benefits in the event their employment terminates under certain conditions during the term of the Agreement and within one year following a Change in Control. Each Agreement has a term of three years, with automatic one-year extensions thereafter. Payments made to the executive officer under the Agreement will generally offset, or reduce, payments and benefits to which the officer may be entitled under any other severance plan or agreement with the Company.

        The Agreement provides that any options to acquire Common Stock of the Company awarded to the executive officer under any stock option or other long-term incentive plan shall become fully exercisable upon the occurrence of the Change in Control. In addition, restrictions on any shares of restricted stock of the Company held by the executive officer shall lapse upon the occurrence of the Change in Control during the term of the Agreement.

        Each executive officer covenants in his or her Agreement that in the event of a Change in Control during the term of the Agreement, he or she will remain in the employ of the Company after the Change in Control until the earliest of (i) six months after the date of the Change in Control, (ii) termination by the executive officer of his or her employment for Good Reason or by reason of death, disability or retirement or (iii) termination of the executive officer's employment by the Company for any reason.

        If the employment of the executive officer is terminated during the term of the Agreement and on or before the first anniversary of a Change in Control (i) by the Company other than for Cause, death or disability or (ii) by the executive officer for Good Reason, the executive officer will be entitled to certain severance benefits, as follows:

  •
  a lump-sum cash severance payment equal to a multiple that varies from one to three (depending on the position held by the executive officer) times the sum of (i) the executive officer's then base salary and (ii) the executive officer's target bonus for the fiscal year in which the termination occurs; for purposes of the foregoing, Mr. Foster's multiple is three, and the other Named Executive Officers' multiple is two;

  •
  for those executive officers at the Senior Vice President level and above, an additional payment to "gross-up" the executive officer for any significant excise tax imposed by Section 4999 of the Internal Revenue Code;

  •
  additional service credit for pension purposes;

  •
  immediate payment of the executive officer's accrued benefit, if any, under the Company's ESLIRP;

  •
  continuation of group health, dental, life insurance and other welfare-type benefits for a number of years post-termination (varying from one to three, depending on the position held by the executive officer); for purposes of the foregoing, Mr. Foster will receive three years of such benefits and the other Named Executive Officers will receive two years; and

  •
  26 weeks of outplacement services (up to $50,000), purchase of the officer's then Company leased vehicle, and payment of legal fees incurred in connection with any termination of employment other than a termination by the Company for Cause.

        The Agreement provides that an executive officer's employment shall be deemed to have been terminated following a Change in Control by the Company without Cause or by him or her with Good Reason if (i) the executive officer's employment is terminated without Cause prior to a Change in Control at the direction of a person who has entered into or who has proposed to enter into an agreement with the Company that constitutes a Change in Control or (ii) if the events which constitute Good Reason occur at the direction of such person; provided in either case that a Change in Control involving such other person is consummated within 12 months after any such direction.

        A "Change in Control" is defined in each Agreement as any one of the following: (i) the consummation of the sale of all or substantially all of the Company's assets as an entirety to any person or related group of persons; (ii) the merger or consolidation of the Company with or into another corporation or the merger or consolidation of another corporation with or into the Company or one of the Company's subsidiaries, such that immediately after such transaction the outstanding voting securities of the Company immediately prior to such transaction represent less than a majority of the total voting power of the outstanding voting securities of the entity surviving such merger or consolidation; (iii) the closing of a transaction pursuant to which beneficial ownership of more than 50% of the Company's outstanding Common Stock (assuming the issuance of Common Stock upon conversion or exercise of all then exercisable conversion or purchase rights of holders of outstanding convertible securities, options, warrants, exchange rights and other rights to acquire Common Stock) is transferred to a single person or entity, or a "group" (within the meaning of Rule 13d-5(b)(l) of the Securities Exchange Act of 1934) of persons or entities, in a single transaction or a series of related transactions.

        Under the Agreement, the term "Cause" is defined as the (i) willful and continued failure of the executive officer to perform his or her duties with the Company, (ii) a substantial violation of the Company's Code of Business Conduct and Ethics (and any successor policy), (iii) a conviction of a felony or (iv) engaging in conduct that violates the confidentiality provisions of the Agreement. "Good Reason" is generally defined to include, (i) situations such as the assignment to the executive officer of duties inconsistent with his or her position or responsibility prior to the Change in Control, (ii) a reduction in annual base salary (excluding across-the-board salary reductions affecting all senior executives), (iii) failure to pay any portion of current compensation or deferred compensation when due and after the expiration of a grace period (excluding across-the-board reductions or failures affecting all senior executives), (iv) failure to maintain any compensation plan that is material to the executive officer's total compensation, (v) failure to maintain material benefits that are substantially the same as those in effect when the Change in Control occurs, and (vi) certain job relocations.

REPORT OF COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of outside directors. The Committee is responsible for establishing and administering the Company's executive compensation policies. Throughout fiscal 2004, the Committee consisted of Mr. Cawthorn, Dr. Milne, Mr. Rogers and Mr. Waltrip. Mr. Cawthorn, who had been the Chair of the Committee throughout fiscal 2004, resigned from the Board of Directors and the Committee in February 2005. The Committee is presently comprised of Dr. Milne (Chair), Mr. Rogers and Mr. Waltrip.

        This report addresses the compensation policies for fiscal year 2004 as they affect Mr. Foster, in his capacity as Chairman, President and Chief Executive Officer of the Company, and the other executive officers of the Company.

        The objectives of the Company's executive compensation program are to:

  •
  Provide a competitive compensation package that will attract and retain superior talent and reward performance.

  •
  Support the achievement of desired Company performance.

  •
  Align the interests of executives with the long-term interests of shareholders through award opportunities that can result in ownership of Common Stock, thereby encouraging the achievement of superior results over an extended period.

Executive Officer Compensation Program

        The Company's executive officer compensation program is comprised of: (i) base salary, which is set on an annual basis; (ii) annual incentive bonuses, which are based on the achievement of predetermined objectives; and (iii) long-term incentive compensation in the form of periodic stock option or restricted stock grants, with the objective of aligning the executive officers' long-term interests with those of the shareholders and encouraging the achievement of superior results over an extended period.

        The Compensation Committee performs annual reviews of executive compensation to confirm the competitiveness of the overall executive compensation package as compared with companies who compete with the Company to attract and retain employees. These companies include those which are similar in size and stage of development to the Company and which primarily provide pre-clinical products and services to pharmaceutical and biotechnology companies, companies in the biotechnology industry and other comparable companies (the "Peer Group"). In determining executive compensation for 2005, the Committee re-evaluated its Peer Group in light of the Company's increased size and scope of operations as a result of the acquisition of Inveresk Research Group in October 2004.

        In considering compensation of the Company's executives, one of the factors the Compensation Committee takes into account is the anticipated tax treatment of various components of compensation. The Company does not believe that Section 162(m) of the Internal Revenue Code of 1986, as amended, which generally disallows a tax deduction for certain compensation in excess of $1 million to any of the executive officers appearing in the Summary Compensation Table above, will have an effect on the Company. The Compensation Committee has considered the requirements of Section 162(m) of the Code and its related regulations. It is the Compensation Committee's present policy to take reasonable measures to preserve the full deductibility of substantially all executive compensation, to the extent consistent with its other compensation objectives.

Base Salary

        The Compensation Committee reviews base salary levels for the Company's executive officers on an annual basis. Base salaries are set competitively relative to the Peer Group. In determining salaries, the Compensation Committee also takes into consideration individual experience and performance. Within the Peer Group, the Company seeks to make comparisons to executives at a comparable level of experience, who have a comparable level of responsibility and expected level of contribution to the Company's performance. In setting base salaries, the Compensation Committee also takes into account the level of competition among biotechnology companies, as well as a broader group of companies of comparable size and complexity to attract and retain talented personnel.

Annual Incentive Bonuses

        The Company, along with each executive officer, establishes goals related specifically to that officer's areas of responsibility. The Compensation Committee determines the amount of each executive's bonus based on performance against established financial objectives, as well as a subjective assessment by the Compensation Committee of the officer's individual contribution to the overall performance of the Company. Bonus targets for the executive officers range from 55% to 100% of base salary, subject to adjustment by the Compensation Committee. Bonuses are awarded on an annual basis.

Long-Term Incentive Compensation

        Long-term incentive compensation, in the form of stock options or restricted stock grants, allows the executive officers to share in any appreciation in the value of the Company's Common Stock. The Compensation Committee believes that stock option and/or restricted stock participation aligns executive officers' interests with those of the shareholders. The amounts of the awards are designed to reward performance and create incentives to meet long-term objectives. Awards are made at a level calculated to be competitive within the Peer Group. In the first quarter of 2004, the Company's Board of Directors initiated a new performance-based management mid-term incentive Program (the "MIT Program"), as part of the shareholder approved 2000 Incentive Plan. The MTI Program was designed to provide mid-term financial incentives to those executives, senior managers and key employees who are expected to contribute significantly to the future growth and success of the Company. The Program is also intended to complement the Company's annual stock option award program, and to more closely align the performance objectives of participants with the Company's ongoing three-year strategic plan objectives. For 2004, the MTI Program provided that up to a maximum of 218,000 performance units could be granted to participants based on achieving financial performance targets for 2006. The MTI Program units, which equal the value of one share of Company stock, will be paid out to participating employees in the form of cash and restricted stock and the end of the performance period. In February 2005, the Compensation Committee determined not to make any future awards under the MTI Program.

Chief Executive Officer Compensation

        Mr. Foster has held the position of President since 1991, CEO since 1992 and Chairman since June 2000. Mr. Foster currently receives an annual base salary, which has been increased by the Board of Directors periodically. In 2004, Mr. Foster's base salary was $600,000, which was consistent with the range of salary levels received by his counterparts in companies in the Peer Group. Mr. Foster also received an annual bonus of $994,482, which was based on the Company's earnings per share and operating income performance and Mr. Foster's overall strategic leadership of the Company in fiscal 2004. The Compensation Committee believes Mr. Foster has managed the Company well and has continued to move the Company towards its long-term objectives.

        In 2004, the Company granted stock options to Mr. Foster to purchase 150,000 shares at an exercise price of $43.07 and 39,500 units under the Company's MTI Program. In 2002, Mr. Foster received an award of 60,000 shares of restricted stock. Of this award, 30,000 shares vest in equal increments over a three-year period so long as Mr. Foster continues to be employed by the Company. The remaining 30,000 shares are performance-based and vest if the Company achieves certain aggressive annual financial objectives established by the Board of Directors over a three-year period. The Company achieved the financial objectives established by the Board for fiscal 2002, resulting in the vesting of 10,000 shares in 2003. Fiscal 2003 and 2004 performance did not result in the vesting of any performance-based shares included in this award. While the award provides that the Compensation Committee may extend the vesting for an additional year if the performance targets have not been met by the end of the initial three-year period, the Compensation Committee has elected not to extend the vesting for these shares of restricted stock. These stock option and restricted stock awards are designed to align the interests of Mr. Foster with those of the Company's stockholders with respect to short-term and long-term operating results and long-term increases in the price of the Company's Common Stock. The grant of these options and this restricted stock award are, in each case, consistent with the goals of the Company's stock option and restricted stock award program as a whole.

THE COMPENSATION COMMITTEE Dr. George M. Milne, Jr. (Chair) Mr. Douglas E. Rogers Mr. William H. Waltrip

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors consists entirely of directors who meet the independence and experience requirements of the New York Stock Exchange and the Sarbanes-Oxley Act of 2002. During fiscal 2004, the Committee consisted of Messrs. Massaro, Chubb and Waltrip and Ms. Louise McCrary. Ms. McCrary was appointed to the Audit Committee in November 2004 and attended meetings until her resignation from the Board of Directors in February 2005.

        The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing the Company's overall financial reporting process. The Board of Directors has determined that Stephen D. Chubb and George E. Massaro are both audit committee financial experts. In fulfilling its responsibilities for the financial statements for the fiscal year ended December 25, 2004, the Audit Committee took the following actions:

  •
  Reviewed and discussed the audited financial statements for the fiscal year ended December 25, 2004, the quarterly financial statements and the annual and quarterly earnings press releases with management, which has primary responsibility for the financial statements and the earnings releases, and PricewaterhouseCoopers LLP, the Company's independent auditors.

  •
  Reviewed and discussed with management the requirements under Sections 302 and 404 of the Sarbanes-Oxley Act of 2002 and monitored extensively the activity surrounding the compliance initiative of the Company's management and the audit related activity of PricewaterhouseCoopers LLP.

  •
  Met with the Company's management, internal auditors and PricewaterhouseCoopers LLP, separately and together, with and without management present, to discuss the Company's financial reporting process and internal controls over financial reporting in addition to other matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

  •
  Received written disclosures and the letter from PricewaterhouseCoopers LLP regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee further discussed with PricewaterhouseCoopers LLP their independence and acknowledged their independence.

  •
  Considered the status of taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

  •
  Reviewed with the independent auditor all services provided during 2004 and found no independence concerns and approved all work in advance of completion consistent with prescribed policy and procedures.

  •
  Monitored compliance with the policies and procedures for the engagement of the independent auditors. The Committee engaged the independent auditors only for certain services including audit, audit-related and specifically approved tax and other services.

  •
  Monitored compliance with the policy and procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company's accounting, internal controls over financial reporting and auditing matters.

        Based on the Audit Committee's review of the audited financial statements, and representations made by and discussions with management and PricewaterhouseCoopers LLP, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 25, 2004 for filing with the Securities and Exchange Commission.

Mr. George E. Massaro (Chair) Mr. Stephen D. Chubb Mr. William H. Waltrip

STOCK PERFORMANCE GRAPH

        The following stock performance graph compares the annual percentage change in the Company's cumulative total shareholder return on its Common Stock during a period commencing on June 23, 2000 and ending on December 25, 2004 (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the Company's share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period) with the cumulative total return of the S&P 500 Index and the NASDAQ Pharmaceutical Index during such period. The Company has not paid any dividends on the Common Stock, and no dividends are included in the representation of the Company's performance. The stock price performance on the graph below is not necessarily indicative of future price performance. Prior to June 23, 2000, the Company's Common Stock was not publicly traded. Comparative data is provided only for the period since that date. This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing. Information used on the graph was obtained from Standard & Poor's Institutional Market Services, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

COMPARISON OF CUMULATIVE FIVE
YEAR TOTAL RETURN

	June 23, 2000	Dec. 30, 2000	Dec. 29, 2001	Dec. 28, 2002	Dec. 27, 2003	Dec. 25, 2004
Charles River Laboratories International, Inc.	$100	$140.38	$174.36	$196.10	$172.36	$231.00
S&P 500 Index	100	92.11	82.08	62.91	80.19	88.92
NASDAQ Pharmaceutical Index	100	94.89	83.48	52.86	75.84	81.15

OTHER MATTERS

Code of Business Conduct and Ethics

        All our employees, including our Chief Executive Officer and Chief Financial Officer, and members of our Board of Directors, are required to abide by our Code of Business Conduct and Ethics to ensure that our business is conducted in a consistently legal and ethical manner. Our Code forms the foundation of a comprehensive process that includes compliance with all corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct, and an abiding belief in the integrity of our employees. Our policies and procedures cover all areas of professional conduct, including employment policies, conflicts of interest, intellectual property and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business.

        Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Business Conduct and Ethics. The Sarbanes-Oxley Act of 2002 requires companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We currently have such procedures in place, and we will monitor any rules adopted by the SEC to determine whether we need to modify our processes.

        The full text of our Code of Business Conduct and Ethics is available on our website at www.criver.com, under the "Investor Relations—Corporate Governance" caption. We will disclose any future material amendments to the Code of Business Conduct and Ethics and any waivers granted to an Officer within two business days following the date of such amendment or waiver.

Other Business

        The Board of Directors knows of no other business which will be presented to the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

Shareholder Proposals for 2006 Proxy Statement

        Shareholders who wish to present proposals for inclusion in the proxy statement relating to the Company's Annual Meeting of shareholders to be held in 2006 ("2006 Annual Meeting") may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and the Company's By-laws. To be eligible, shareholder proposals must be received by the Corporate Secretary of the Company no later than December 31, 2005.

        Under the Company's By-laws, if a shareholder wishes to present a proposal before the 2006 Annual Meeting but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy card, such shareholder must give written notice to the Corporate Secretary of the Company, Charles River Laboratories International, Inc., 251 Ballardvale St., Wilmington, MA 01887. The Corporate Secretary must receive such notice not less than 60 days nor more than 90 days prior to May 9, 2006, provided that, if the 2005 Annual Meeting is not held within 30 days before or after May 9, 2006, then such nomination must be delivered to or mailed and received by the Corporate Secretary no later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. If we do not receive timely notice of a proposal to be presented at the 2006 Annual Meeting, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when any such proposal is raised at the meeting.

Obtaining Additional Information about the Company

        The Notice of Meeting, this Proxy Statement, the enclosed Proxy and the Company's Annual Report to Shareholders for the year ended December 25, 2004 are being mailed to shareholders on or about April 1, 2005. The Company's Annual Report to Shareholders includes a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 25, 2004 (other than exhibits thereto), as filed with the SEC. The Form 10-K provides additional information about the Company. Exhibits will be provided upon written request and payment of an appropriate processing fee. A copy of the Company's Annual Report on Form 10-K (with exhibits) for the year ended December 25, 2004 can also be found on the SEC website at http://www.sec.gov.

        Copies of the charters of the Audit Committee, the Corporate Governance and Nominating Committee and the Compensation Committee, the Company's Corporate Governance Guidelines, and the Company's Code of Business Conduct and Ethics are also available upon request from any shareholder to the Company, attn: Corporate Secretary, 251 Ballardvale Street, Wilmington, MA, 01887.

Certain Matters Relating to Proxy Materials and Annual Reports

        The Company satisfies SEC rules regarding delivery of proxy statements and annual reports by delivering a single proxy statement and annual report to an address shared by two or more Company shareholders. This delivery method is referred to as "householding" and can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company has delivered only one proxy statement and annual report to multiple shareholders who share an address, unless contrary instructions were received from affected shareholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a shareholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a registered shareholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact EquiServe Trust Company, N.A., P.O. Box 43069, Providence, RI 02940-3069, telephone 1-800-317-4445. If your stock is held through a broker or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your broker or bank.

By order of the Board of Directors:

Joanne P. Acford Corporate Secretary

Wilmington, Massachusetts
April 1, 2005

        WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
2000 INCENTIVE PLAN

1.     ADMINISTRATION

        Subject to the express provisions of the Plan, the Administrator has the authority to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures (which it may modify or waive); and otherwise do all things necessary to implement the Plan. Once an Award has been communicated in writing to a Participant, the Administrator may not, without the Participant's consent, alter the terms of the Award so as to affect adversely the Participant's rights under the Award, unless the Administrator has expressly reserved the right to do so. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator shall exercise its discretion consistent with qualifying the Award for such exception.

2.     LIMITS ON AWARDS UNDER THE PLAN

        a. NUMBER OF SHARES. A maximum of 9,889,000, shares of Stock may be delivered in satisfaction of Awards under the Plan. For purposes of the preceding sentence, shares that have been forfeited or cancelled in accordance with the terms of the applicable Award and shares held back in satisfaction of the exercise price or tax withholding requirements from shares that would otherwise have been delivered pursuant to an Award shall not be considered to have been delivered under the Plan. Also, the number of shares of Stock delivered under an Award shall be determined net of any previously acquired Shares tendered by the Participant in payment of the exercise price or of withholding taxes.

        b. TYPE OF SHARES. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.

        c. CERTAIN SHARE LIMITS. The maximum number of shares of Stock for which Stock Options may be granted to any person from and after adoption of the Plan and prior to June 5, 2010, the maximum number of shares of Stock subject to SARs granted to any person during such period and the aggregate maximum number of shares of Stock subject to other Awards that may be delivered (or the value of which may be paid) to any person during such period shall each be 2,000,000. For purposes of the preceding sentence, the repricing of a Stock Option or SAR shall be treated as a new grant to the extent required under Section 162(m). Subject to these limitations, each person eligible to participate in the Plan shall be eligible to receive Awards covering up to the full number of shares of Stock then available for Awards under the Plan. No Awards may be granted under the Plan after June 5, 2010, but previously granted Awards may extend beyond that date.

        d. OTHER AWARD LIMITS. No more than $2,000,000 may be paid to any individual with respect to any Cash Performance Award (other than an Award expressed in terms of shares of Stock or units representing Stock, which shall instead be subject to the limit set forth in Section 2.c. above). In applying the dollar limitation of the preceding sentence: (A) multiple Cash Performance Awards to the same individual that are determined by reference to performance periods of one year or less ending with or within the same fiscal year of the Company shall be subject in the aggregate to one limit of such amount, and (B) multiple Cash Performance Awards to the same individual that are determined by reference to one or more multi-year performance periods ending in the same fiscal year of the Company shall be subject in the aggregate to a separate limit of such amount.

3.     ELIGIBILITY AND PARTICIPATION

        The Administrator will select Participants from among those key Employees, directors and other individuals or entities providing services to the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is further limited to those individuals whose employment status would qualify them for the tax treatment described in Sections 421 and 422 of the Code.

4.     RULES APPLICABLE TO AWARDS

        a. ALL AWARDS

    (1)
    TERMS OF AWARDS. All Awards of Stock Options and SARs granted hereunder shall have a term not to exceed ten years from the date of grant. The Administrator shall determine all other terms of all Awards subject to the limitations provided herein.

    (2)
    PERFORMANCE CRITERIA. Where rights under an Award depend in whole or in part on satisfaction of Performance Criteria, actions by the Company that have an effect, however material, on such Performance Criteria or on the likelihood that they will be satisfied will not be deemed an amendment or alteration of the Award.

    (3)
    ALTERNATIVE SETTLEMENT. The Company may at any time extinguish rights under an Award in exchange for payment in cash, Stock (subject to the limitations of Section 2) or other property on such terms as the Administrator determines, provided the holder of the Award consents to such exchange.

    (4)
    TRANSFERABILITY OF AWARDS. Except as the Administrator otherwise expressly provides, Awards may not be transferred other than by will or by the laws of descent and distribution and during a Participant's lifetime an Award requiring exercise may be exercised only by the Participant (or in the event of the Participant's incapacity, the person or persons legally appointed to act on the Participant's behalf).

    (5)
    VESTING, ETC. Without limiting the generality of Section 1, the Administrator may determine the time or times at which an Award will vest (i.e., become free of forfeiture restrictions) or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Unless the Administrator expressly provides otherwise:

    (A)
    immediately upon the cessation of a Participant's employment or other service relationship with the Company and its Affiliates, all Awards (other than Stock Options and SARs) held by the Participant (or by a permitted transferee under Section 4.a.(4)) immediately prior to such cessation of employment or other service relationship will be forfeited if not then vested and, where exercisability is relevant, will cease to be exercisable;

    (B)
    except as provided in (C) and (D) below, all Stock Options and SARs held by a Participant (or by a permitted transferee under Section 4.a.(4)) immediately prior to the cessation of the Participant's employment or other service relationship for reasons other than death, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 4.a.(5), and shall thereupon terminate;

    (C)
    all Stock Options and SARs held by a Participant (or by a permitted transferee under Section 4.a.(4)) immediately prior to the Participant's death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one-year period ending with the first anniversary of the Participant's death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 4.a.(5), and shall thereupon terminate; and

    (D)
    all Stock Options and SARs held by a Participant (or by a permitted transferee of the Participant under Section 4.a.(4)) whose cessation of employment or other service

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        relationship is determined by the Administrator in its sole discretion to result from reasons which cast such discredit on the Participant as to justify immediate termination of the Award shall immediately terminate upon such cessation.

        Unless the Administrator expressly provides otherwise, a Participant's "employment or other service relationship with the Company and its Affiliates" will be deemed to have ceased, in the case of an employee Participant, upon termination of the Participant's employment with the Company and its Affiliates (whether or not the Participant continues in the service of the Company or its Affiliates in some capacity other than that of an employee of the Company or its Affiliates), and in the case of any other Participant, when the service relationship in respect of which the Award was granted terminates (whether or not the Participant continues in the service of the Company or its Affiliates in some other capacity).

    (6)
    TAXES. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements. In no event shall Stock be tendered or held back by the Company in excess of the minimum amount required to be withheld for Federal, state, and local taxes.

    (7)
    DIVIDEND EQUIVALENTS, ETC. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award if and in such manner as it deems appropriate.

    (8)
    RIGHTS LIMITED. Nothing in the Plan shall be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a shareholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

    (9)
    SECTION 162(m). The Administrator in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify. In the case of an Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Plan and such Award shall be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. In the case of a Performance Award intended to qualify as performance-based for the purposes of Section 162(m), except as otherwise permitted by the regulations at Treas. Regs. Section 1.162-27: (i) the Administrator shall pre-establish in writing one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)); (ii) payment of the Award shall be conditioned upon prior certification by the Administrator that the Performance Criteria have been satisfied; and (iii) if the Performance Criteria with respect to the Award are not satisfied, no other Award shall be provided in substitution of the Performance Award. The provisions of this Section 6.a.(9) shall be construed in a manner that is consistent with the regulations under Section 162(m).

    (10)
    OPTION AND SAR REPRICING. Options and SARs may not be repriced without the approval of a majority of shares voting on the matter.

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        b. AWARDS REQUIRING EXERCISE

    (1)
    TIME AND MANNER OF EXERCISE. Unless the Administrator expressly provides otherwise, (a) an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a written notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award; and (b) if the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

    (2)
    EXERCISE PRICE. The Administrator shall determine the exercise price of each Stock Option; PROVIDED, that each Stock Option must have an exercise price that is not less than the fair market value of the Stock subject to the Stock Option, determined as of the date of grant. An ISO granted to an Employee described in Section 422(b)(6) of the Code must have an exercise price that is not less than 110% of such fair market value.

    (3)
    PAYMENT OF EXERCISE PRICE, IF ANY. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: (a) all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator (with the consent of the optionee of an ISO if permitted after the grant), (i) through the delivery of shares of Stock which have been outstanding for at least six months (unless the Administrator approves a shorter period) and which have a fair market value equal to the exercise price, (ii) by delivery of a promissory note of the person exercising the Award to the Company, payable on such terms as are specified by the Administrator, (iii) if the Stock is publicly traded, by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (iv) by any combination of the foregoing permissible forms of payment; and (b) where shares of Stock issued under an Award are part of an original issue of shares, the Award shall require an exercise price equal to at least the par value of such shares.

    (4)
    GRANT OF STOCK OPTIONS. Each Stock Option awarded under the Plan shall be deemed to have been awarded as a non-ISO (and to have been so designated by its terms) unless the Administrator expressly provides for ISO treatment that the Stock Option is to be treated as an ISO.

        c. AWARDS NOT REQUIRING EXERCISE

        Awards of Restricted Stock and Unrestricted Stock may be made in return for either (i) services determined by the Administrator to have a value not less than the par value of the Awarded shares of Stock, or (ii) cash or other property having a value not less than the par value of the Awarded shares of Stock plus such additional amounts (if any) as the Administrator may determine payable in such combination and type of cash, other property (of any kind) or services as the Administrator may determine.

        d. AWARDS OF RESTRICTED STOCK

        Notwithstanding Section 4(a)(5), (i) Awards of Restricted Stock that are not Performance Awards shall vest (i.e., become free of forfeiture restrictions) in no less than three years from the date of grant, and (ii) Awards of Restricted Stock that are Performance Awards shall be subject to the attainment of Performance Criteria which require at least 12 months to achieve; provided, however that Awards of Restricted Stock aggregating not more than 10% of the number of shares reserved for issuance under the Plan may be awarded without the vesting requirements set forth in clauses (i) and (ii).

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5.     EFFECT OF CERTAIN TRANSACTIONS

        a. MERGERS, ETC. Immediately prior to a Covered Transaction (other than an Excluded Transaction in which the outstanding Awards have been assumed or substituted for as provided below), all outstanding Awards shall vest and, if relevant, become exercisable, all Performance Criteria and other conditions to any Award shall be deemed satisfied, and all deferrals measured by reference to or payable in shares of Stock shall be accelerated. Upon consummation of a Covered Transaction, all Awards then outstanding and requiring exercise or delivery shall terminate unless assumed by an acquiring or surviving entity or its affiliate as provided below.

        In the event of a Covered Transaction, the Administrator may provide for substitute or replacement Awards from, or the assumption of Awards by, the acquiring or surviving entity or its affiliates on such terms as the Administrator determines.

        b. CHANGES IN AND DISTRIBUTIONS WITH RESPECT TO THE STOCK

    (1)
    BASIC ADJUSTMENT PROVISIONS. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 2.a. and to the maximum share limits described in Section 2.c., and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change. For the avoidance of doubt, the 9,889,000 and 2,000,000 share limits expressed in Section 2 are intended to reflect the increased number of shares resulting from the share exchange approved on June 5, 2000; accordingly, no further adjustment in those limits shall be made under this Section 5.b. solely to reflect such exchange.

    (2)
    CERTAIN OTHER ADJUSTMENTS. The Administrator may also make adjustments of the type described in paragraph (1) above to take into account distributions to common stockholders other than those provided for in Section 5.a. and 5.b.(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder; PROVIDED, that no such adjustment shall be made to the maximum share limits described in Section 2.c., or otherwise to an Award intended to be eligible for the performance-based exception under Section 162(m), except to the extent consistent with that exception, nor shall any change be made to ISOs except to the extent consistent with their continued qualification under Section 422 of the Code.

    (3)
    CONTINUING APPLICATION OF PLAN TERMS. References in the Plan to shares of Stock shall be construed to include any stock or securities resulting from an adjustment pursuant to Section 5.b.(1) or 5.b.(2) above.

6.     LEGAL CONDITIONS ON DELIVERY OF STOCK

        The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until the Company's counsel has approved all legal matters in connection with the issuance and delivery of such shares; if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the

5

Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock.

7.     AMENDMENT AND TERMINATION

        Subject to the last sentence of Section 1, the Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards; PROVIDED, that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify under Section 422 of the Code and for Awards to be eligible for the performance-based exception under Section 162(m).

        Any material amendment to the Plan approved by the Administrator shall be submitted to the Company's stockholders for approval prior to implementation.

8.     NON-LIMITATION OF THE COMPANY'S RIGHTS

        The existence of the Plan or the grant of any Award shall not in any way affect the Company's right to Award a person bonuses or other compensation in addition to Awards under the Plan.

9.     GOVERNING LAW

        The Plan shall be construed in accordance with the laws of The Commonwealth of Massachusetts.

10.   DEFINED TERMS.

        The following terms, when used in the Plan, shall have the meanings and be subject to the provisions set forth below:

  "ADMINISTRATOR": The Board or, if one or more has been appointed, the Committee. With respect to ministerial tasks deemed appropriate by the Board or Committee, the term "Administrator" shall also include such persons (including Employees) to whom the Board or Committee shall have delegated such tasks.

  "AFFILIATE": Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

  "AWARD": Any or a combination of the following:

    (i)
    Stock Options.

    (ii)
    SARs.

    (iii)
    Restricted Stock.

    (iv)
    Unrestricted Stock.

    (v)
    Deferred Stock.

    (vi)
    Cash Performance Awards.

    (vii)
    Other Performance Awards.

    (viii)
    Grants of cash made in connection with other Awards in order to help defray in whole or in part the economic cost (including tax cost) of the Award to the Participant.

6

  "BOARD": The Board of Directors of the Company.

  "CASH PERFORMANCE AWARD": A Performance Award payable in cash. The right of the Company under Section 4.a.(3) (subject to the consent of the holder of the Award as therein provided) to extinguish an Award in exchange for cash or the exercise by the Company of such right shall not make an Award otherwise not payable in cash a Cash Performance Award.

  "CODE": The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

  "COMMITTEE": One or more committees of the Board (including any subcommittee thereof) appointed or authorized to make Awards and otherwise to administer the Plan. In the case of Awards granted to officers of the Company, except as otherwise permitted by the regulations at Treas. Regs. Section 1.162-27, the Committee shall be comprised solely of two or more outside directors within the meaning of Section 162(m).

  "COMPANY": Charles River Laboratories International, Inc.

  "COVERED TRANSACTION": Any of (i) a consolidation or merger in which the Company is not the surviving corporation or which results in any individual, entity or "group" (within the meaning of section 13(d) of the Securities Exchange Act of 1934) acquiring the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) directly or indirectly of more than 50% of either the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, (ii) a sale or transfer of all or substantially all the Company's assets, or (iii) a dissolution or liquidation of the Company.

  "DEFERRED STOCK": A promise to deliver Stock or other securities in the future on specified terms.

  "EMPLOYEE": Any person who is employed by the Company or an Affiliate.

  "EXCLUDED TRANSACTION": A Covered Transaction in which

    (i)
    the shares of common stock of the Company or the voting securities of the Company entitled to vote generally in the election of directors are acquired directly from the Company; or

    (ii)
    the shares of common stock of the Company or the voting securities of the Company entitled to vote generally in the election of directors are acquired by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

    (iii)
    (a) the beneficial owners of the outstanding shares of common stock of the Company, and of the securities of the Company entitled to vote generally in the election of directors, immediately prior to such transaction beneficially own, directly or indirectly, in substantially the same proportions immediately following such transaction more than 50% of the outstanding shares of common stock and of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) resulting from such transaction excluding such ownership as existed prior to the transaction and (b) at least a majority of the members of the board of directors of the corporation resulting from such transaction were members of the board of directors at the time of the execution of the initial agreement, or of the action of the Board, authorizing such transaction.

7

  "ISO": A Stock Option intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

  "PARTICIPANT": An Employee, director or other person providing services to the Company or its Affiliates who is granted an Award under the Plan.

  "PERFORMANCE AWARD": An Award subject to Performance Criteria.

  "PERFORMANCE CRITERIA": Specified criteria the satisfaction of which is a condition for the exercisability, vesting or full enjoyment of an Award. For purposes of Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion shall mean an objectively determinable measure of performance relating to any of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (i) sales; revenues; assets; liabilities; costs; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; working capital requirements; stock price; stockholder return; sales, contribution or gross margin, of particular products or services; particular operating or financial ratios; customer acquisition, expansion and retention; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the foregoing. A Performance Criterion measure and targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss.

  "PLAN": The Charles River Laboratories International, Inc. 2000 Incentive Plan as from time to time amended and in effect.

  "RESTRICTED STOCK": An Award of Stock subject to restrictions requiring that such Stock be redelivered to the Company if specified conditions are not satisfied.

  "SECTION 162(m)": Section 162(m) of the Code.

  "SARS": Rights entitling the holder upon exercise to receive cash or Stock, as the Administrator determines, equal to a function (determined by the Administrator using such factors as it deems appropriate) of the amount by which the Stock has appreciated in value since the date of the Award.

  "STOCK": Common Stock of the Company.

  "STOCK OPTIONS": Options entitling the recipient to acquire shares of Stock upon payment of the exercise price.

  "UNRESTRICTED STOCK": An Award of Stock not subject to any restrictions under the Plan.

8

DETACH HERE                                                                                                                                                   ZCRL92

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

251 Ballardvale Street
Wilmington, MA 01887
(978) 658-6000

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

MAY 9, 2005

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS
OF CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement in connection with the Annual Meeting of Stockholders to be held at 10:00 a.m. on Monday, May 9, 2005 at Charles River Laboratories International, Inc. 255 Ballardvale St., Wilmington, MA and hereby appoints James C. Foster, Thomas F. Ackerman and Joanne P. Acford, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Charles River Laboratories International, Inc. registered in the name provided herein which the undersigned is entitled to vote at the 2005 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

CHARLES RIVER LABORATORIES
INTERNATIONAL, INC.
 C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE	ZCRL51
☒
Please mark votes as in this example.

This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR Proposals 1, 2 and 3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

The Board of Directors recommends a vote FOR Proposals 1, 2, and 3.

							FOR	AGAINST	ABSTAIN
1.	Election of Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate): Nominees: (01) James C. Foster, (02) Stephen D. Chubb, (03) George E. Massaro, (04) Linda McGoldrick, (05) George M. Milne, Jr., (06) Douglas E. Rogers, (07) Samuel O. Thier and (08) William H. Waltrip.				2.
						Proposal to approve amendments to the Company's 2000 Incentive Plan to increase the number of shares of Common Stock available for issuance thereunder from 6,289,000 to 9,889,000 and to provide that shares related to cancelled awards be returned to the Plan following such cancellation and be available for future grants.	☐	☐	☐
	FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES
							FOR	AGAINST	ABSTAIN
					3.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public auditors for the fiscal year ending December 31, 2005.	☐	☐	☐
FOR ALL NOMINEES EXCEPT ☐

	To withhold authority for any nominees mark FOR ALL NOMINEES EXCEPT and write the nominees number above.					MARK HERE FOR ADDRESS CHANGE AND VOTE AT LEFT			☐
						MARK HERE IF YOU PLAN TO ATTEND THE MEETING			☐
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
Signature:	Date:	Signature:	Date:

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL ONE ELECTION OF DIRECTORS
NOMINEES FOR DIRECTORS
PROPOSAL TWO APPROVAL OF AMENDMENTS TO THE 2000 INCENTIVE PLAN
2000 Incentive Plan
PROPOSAL THREE RATIFICATION OF INDEPENDENT AUDITORS
BENEFICIAL OWNERSHIP OF SECURITIES
EXECUTIVE COMPENSATION AND RELATED INFORMATION
Summary Compensation Table
Option Grants in Last Fiscal Year
REPORT OF COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
STOCK PERFORMANCE GRAPH
COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN
OTHER MATTERS
CHARLES RIVER LABORATORIES INTERNATIONAL, INC. 2000 INCENTIVE PLAN